EXHIBIT 10.1

 SHARE PURCHASE AGREEMENT

This Share Purchase Agreement (the “Agreement”) is dated as of May 13, 2012 between BioCancell Therapeutics Inc., a corporation incorporated under the laws of the state of Delaware (the “Company”), and Clal Biotechnology Industries Ltd., a corporation incorporated under the laws of the State of Israel ("CBI").

WHEREAS, the Company received loans (the "Loans"), which are convertible into Common Stock (as such term is defined below), from each of CBI, Tikcro Technologies Ltd. ("Tikcro") and the Provident Fund of the Employees of the Hebrew University Ltd. (the "Provident Fund"); and

WHEREAS, the repayment date of the Loans is July 30, 2012 (the "Repayment Date"); and

WHEREAS, CBI, subject to the terms herein, and the Provident Fund have each informed the Company that they are willing to convert their respective Loans, in full, into Common Stock (as such term is defined below); and

WHEREAS, Tikcro, as of the date hereof, has not informed the Company of its intention to convert its Loan into Common Stock, and pursuant to the terms of such Loan, should it not be converted, the Loan must be repaid on the Repayment Date; and

WHEREAS, the Company wishes to ensure that the Tikcro Loan (as such term is defined below) shall be repaid on the Repayment Date; and

WHEREAS, CBI is willing to invest in the Company, in consideration for Common Stock (as such term is defined below), an amount equivalent to the Tikcro Loan (as such term is defined below) for the purpose of enabling the Company to repay the Tikcro Loan in full;

NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and CBI agree as follows:

1.	Definitions.

In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms have the meanings indicated in this Section 1:

“Board” means the Board of Directors of the Company.

“Business Day” means any day except days on which banking institutions in the State of Israel are authorized or required by law or other governmental action to close.

“CBI Loan” means the outstanding amount of principal plus incurred interest, as of 11:59pm on July 30, 2012 (not including amounts that were converted into Common Stock prior to or at such time) under the Unsecured Convertible Promissory Note,  between CBI and the Company, dated July 30, 2008.

“Common Stock” means (i) prior to the consummation of the Reorganization, the common stock of the Company, par value USD$0.01 per share and (ii) subsequent to the consummation of the Reorganization, ordinary shares of BioCancell Ltd., each having a nominal value of NIS0.01.

“Companies Law” means the Israeli Companies Law, 5759 – 1999, as amended and the rules and regulations promulgated thereunder.

“ISA” means the Israel Securities Authority.

“Price Per Share” means NIS0.87 which was calculated as the average closing price of a share of Common Stock during the sixty (60) Trading Days prior to April 24, 2012 (the date on which the Board approved the Investment (as such term is defined below)).

“Provident Fund Loan” means the outstanding amount of principal plus incurred interest, as of 11:59pm on July 30, 2012 (not including amounts that were converted into Common Stock prior to or at such time) under the unsecured convertible promissory note between Provident Fund and the Company, dated July 30, 2008.

“Reorganization” means the contemplated reorganization of the Company (which was reported on the TASE website on November 6, 2011) through a reverse triangular merger pursuant to which holders of securities of the Company will receive securities (at a 1:1 exchange ratio) with similar terms of BioCancell Ltd. in lieu of their securities of the Company, and the Provident Fund Loan, Tikcro Loan and CBI Loan will be assigned to BioCancell Ltd. (which will assume all of the obligations of the Loans in accordance with their terms). Shareholders of the Company shall receive one ordinary share of BioCancell Ltd., each having a nominal value of NIS0.01, in consideration of each share of Common Stock held in the Company (i.e. 1:1 exchange ratio)

“Securities Law” means the Israeli Securities Law, 5728 - 1968.

“Tikcro Loan” means the outstanding amount (after taking into account any partial conversion of such loan into Common Stock) of principal plus incurred interest, as of 11:59pm on July 30, 2012, under the unsecured convertible promissory note between Tikcro and the Company, dated July 30, 2008. For the avoidance of doubt, the amount of the Tikcro Loan shall be USD$2,480,500 subject to any amounts converted into Common Stock prior to or at that time.

“TASE” means the Tel-Aviv Stock Exchange Ltd.

“Trading Day” means a day on which the Common Stock is permitted to be traded on the TASE.

2.	The Investment.

2.1.
The Company shall promptly (within one Trading Day) inform CBI in writing should Tikcro  ask to convert part or all of the Tikcro Loan into Common Stock, provide CBI with the updated balance of the Tikcro Loan following such conversion and shall promptly provide CBI with any documentation or information reasonable requested by CBI in connection with such conversion.

2.2.
The Company shall (i) inform CBI, in writing no later than July 29, 2012 at 12:00PM (Israel Time) of the details of Tikcro's bank account (the “Account Details”) and (ii) confirm to CBI, in writing no later than July 31, 2012 at 9:00AM (Israel Time) that no additional conversion was requested by Tikcro or made (other than those reported in accordance with section 2.1 above) and the exact balance of the Tikcro Loan (the "Notice").

2.3.
Subject to timely receipt of the Account Details and Notice pursuant to Section 2.1 above, and provided that the Provident Fund agrees to convert the Provident Fund Loan in full, if Tikcro does not convert the Tikcro Loan in full, CBI shall transfer directly to Tikcro's bank account, by July 31, 2012 no later than 12:00PM (Israel Time) (the “Closing Time”), an amount equal to the Tikcro Loan, as detailed in the Notice (the "Investment" and the "Investment Amount", respectively).

2.4.
Promptly upon receiving proof, to the full satisfaction of the Company, of deposit of the Investment Amount in Tikcro's bank account from CBI, and in consideration for the Investment, the Company will issue a share certificate to CBI, bearing the restrictive legend set forth in Section 4 below, representing the number of Common Stock determined by dividing the Investment Amount (converted to New Israeli Shekels based on the Bank of Israel representative exchange rate on April 23, 2012 – NIS 3.764 per USD$1) by the Price Per Share (the "Shares"). For the avoidance of doubt, if the amount of the Tikcro Loan shall be USD$2,480,500, the amount of Shares issued shall be 10,731,726.

2.5.	CBI agrees and acknowledges that subject to the issuance of the Shares as described in section 2.4 above, as of December 31, 2012.

2.5.1.	Section 8 of the Subscription and Registration Rights Agreement, dated June 22, 2008, between CBI and the Company, will no longer be in force and effect.

2.5.2.	Sections 2.6 through 2.10 of the Unsecured Convertible Promissory Note, dated July 30, 2008, between CBI and the Company, will no longer be in force and effect.

2.5.3.	Section 3.7 of the Assignable Warrant, dated July 30, 2008, between CBI and the Company, will no longer be in force and effect.

2.6.
CBI and the Company each acknowledge that if Tikcro chooses to convert the Tikcro Loan, in full, into Common Stock, then this Agreement shall be null and void (including Section 2.5 above but excluding Section 3.1 below), CBI will not make the Investment and accordingly the Company will not issue any Common Stock to CBI and CBI and the Company shall have no claim or demand against each other in connection with the contemplated Investment.

2.7.	The execution of this Agreement and the Investment is subject to the satisfaction of the conditions precedent detailed in section 6 below.

3.	Representations and Warranties of CBI

CBI hereby represents and warrants to the Company as follows:

3.1.
Conversion of CBI Loan. CBI agrees to convert the CBI Loan, in full, into Common Stock, in accordance with the provisions of the Unsecured Convertible Promissory Note, dated July 30, 2008, between CBI and the Company provided that the Provident Fund convert, in full, the Provident Fund Loan as per Section 6.1.1 below. For the avoidance of doubt, it is made clear, that subject to the satisfaction of the conditions precedent in Section 6 below, CBI's irrevocable undertaking to convert the CBI Loan, in full, into Common Stock is regardless of whether or not Tikcro will convert the Tikcro Loan.

3.2.
Corporate Authorization; Validity of Proposal. CBI has the full corporate power and authority to execute this Agreement. The execution, delivery and performance of this Agreement by CBI have been duly authorized by all requisite corporate actions and no further consent or authorization of CBI, its directors and/or shareholders is required. This Agreement has been duly authorized, executed and delivered by CBI and, when duly authorized, executed and delivered by the Company, will form a valid and binding agreement enforceable against CBI in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws of general applicability relating to or affecting creditors’ rights generally and to general principles of equity.

3.3.
CBI Status. CBI hereby declares that it: (i) is not an investor of the type listed in the First Schedule of the Israeli Securities Law; and (ii) is, and at the time of the issuance of the Shares to it will be, an "accredited investor" as that term is defined in Rule 501(a)(3) of Regulation D promulgated under the Securities Act of 1933 (the “Securities Act”).

3.4.
Reliance on Exemptions.  CBI understands that the Shares are being issued and sold to it without registration under the Securities Act in a private placement that is exempt from the registration provisions of the Securities Act, and that the Company is relying in part upon the truth and accuracy of CBI's representations and warranties set forth herein in order to determine the availability of such exemptions and the eligibility of CBI to make the Investment in consideration for the Shares.

3.5.
Investment Purpose; No Affiliation with Other Investors; No Controlling Interest.  CBI is purchasing the Shares for its own account and not in conjunction with any other party purchasing the Shares under the terms and conditions hereof. CBI is purchasing for investment purposes only and not with a view to, or for resale in connection with, the public sale or distribution thereof, except pursuant to resales registered under the Securities Act and in compliance with applicable state securities laws or under an exemption therefrom. There are no agreements between CBI and any other party with respect to the purchase or sale of securities of the Company or with respect to the voting rights in the Company.

3.6.
Knowledge and Experience. CBI has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment in the Company, has evaluated the merits and risks of such investment, accepts the terms and conditions of such investment, has the ability to bear the economic risks of its investment for an indefinite period of time, can afford the complete loss of its investment and recognizes that an investment in the Company involves substantial risk.

3.7.
Access to Information. CBI acknowledges that the Company files reports regarding material aspects of its activity in accordance with the Israeli Securities Law and the regulations promulgated there under and that the reports are available to CBI.

CBI also acknowledges that it has been afforded the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the Reorganization and the terms and conditions of the offering and the merits and risks of investing in the Company's Common Stock.

3.8.
Transfer or Resale. CBI understands and acknowledges that (i) the Shares are restricted for resale through the TASE in accordance with the Israeli Securities Law and the relevant regulations related to such restrictions on resale, for the periods and amounts specified therein; and (ii) the Shares have not been registered under the Securities Act and may not be offered or sold in the U.S. unless the Shares are registered under the Securities Act or the Company receives  an opinion of legal counsel reasonably satisfactory to the Company that such registration is not required under the Securities Act.

Unless so registered (or exempt from registration) the Shares: (a) will be issued by way of a physical share certificate (and not electronically) that will bear a restrictive legend as specified in section 4 below; (b) will only be registered in the register of shareholders of the Company; (c) shall not be registered for trade on the TASE (or any other stock exchange or trading system); and (d) may not be offered for sale, sold, assigned or transferred.

3.9.
General Solicitation. CBI is not purchasing the Shares to be acquired by it as a result of, and CBI is not aware of, any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar relating to the sale of the Shares.

3.10.
No Other Representations and Warranties. Except for the representations and warranties expressly and specifically made by the Company in this Agreement, the Company does not make any express or implied representation or warranty, and the Company hereby disclaims all other representations and warranties of any kind or nature, express or implied.

4.	No Registration

CBI acknowledges that until the sale of the Shares under an effective registration statement under the Securities Act or until the earlier receipt by the Company of an opinion of legal counsel reasonably satisfactory to the Company that such registration is not required under the Securities Act, the share certificates or other instruments representing the Shares shall bear a restrictive legend composed of exactly the following words capitalized below:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, UNLESS SOLD PURSUANT TO: (1) RULE 144 UNDER THE

SECURITIES ACT OF 1933, AS AMENDED, OR (2) AN OPINION OF HOLDER’S COUNSEL, IN A CUSTOMARY FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS.

The legend may be revised, at any time (provided prompt notice is provided to CBI of such revision), to the extent required by applicable securities laws or contract.

The Company undertakes to use its commercially reasonable efforts to assist CBI in registering the securities for trade on the TASE, upon and subject to receipt from CBI of an opinion of legal counsel satisfactory to the Company, that the above restrictive legend may be removed. At the request of CBI, the Company will coordinate the receipt of such counsel opinion and the cost of such opinion shall be born by the Company.

5.	Representations and Warranties of the Company

The Company hereby represents and warrants to CBI as follows:

5.1.	Organization. The Company has been duly incorporated, is validly existing and in good standing under the laws of Delaware.

5.2.
Corporate Authorization; Execution; Validity of Proposal.  The Company has the full corporate power and authority to execute  this Agreement and each of the other agreements, certificates or other instruments required to be delivered hereunder by the Company (the "Transaction Documents"), including the sale, issuance and delivery of the Shares. The execution, delivery and performance of this Agreement by the Company have been duly authorized by all requisite corporate actions and no other authorizations, consents or corporate proceedings on the part of  the Company, the Board or the Company’s shareholders shall be necessary to authorize this Agreement or to consummate the transactions contemplated hereby and thereby, except for the conditions precedent listed in Section 6 hereof, which shall be completed prior to the Closing Time:

Subject to meeting the conditions precedent per Section 6 below, the Transaction Documents will be duly authorized, executed and delivered by the Company and, when duly authorized, executed and delivered by CBI, will be valid and binding agreements enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws of general applicability relating to or affecting creditors’ rights generally and to general principles of equity.

5.3.
Corporate Authority.  The Company has full corporate power and authority necessary to (i) perform its obligations hereunder (subject to meeting the above mentioned conditions precedent); and (ii) carry on its business as presently proposed to be conducted.

5.4.
Validity of Common Stock.  When issued to CBI against full payment therefore, all applicable Shares will have been duly and validly issued, fully paid and non-assessable; shall not be subject to call or forfeiture rights and will be free and clear of any security interests, liens, claims, encumbrances or other third party interests, other than those restrictions contemplated by the federal and state securities laws of the

United States and the securities laws and regulations of Israel; and will not have been issued or sold in violation of any preemptive or other similar rights of the holders of any securities of the Company.

5.5.
No Conflicts; Compliance.  The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby will not (i) result in a violation of the Company’s Articles of Incorporation or By-laws or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, or instrument to which the Company is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal, state and foreign securities laws and regulations applicable to the Company or by which any property or asset of the Company is bound or affected).

5.6.
Accuracy of Public Disclosures. All of the information included in the Company's Israeli 2011 Annual Report that was published on the TASE website on February 23, 2012, was accurate in all material respects as of the date of its publication. Following the date of the 2011 Annual Report, any material information which was required to be disclosed to the public under Israeli law, has been disclosed by the Company through the website of the TASE at http://www.tase.co.il/TASE/Homepage.htm in accordance with applicable law.

5.7.
SEC Documents; Financial Statements. The Company has filed all reports and other documents required to be filed by the Company under the Securities Act and Exchange Act of 1934, as amended (the “Exchange Act”) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Documents”) on a timely basis. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable. The financial statements of the Company included in the SEC Documents comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing. To the Company’s knowledge, the SEC has not commenced any enforcement proceedings against the Company.

5.8.
Adjustment due to future issuance of Company's Shares. In any event that during the Adjustment Period (as defined below) the Company issues any additional Common Stock or convertible securities (including convertible debt, options and warrants) to any third party or CBI, save for Excluded Issuances (as defined below) ("Future Issuance"), either at an Average Share Price (as defined below), exercise price or conversion price per share which is less than NIS0.87, adjusted, according to TASE rules, to any dividend, split or any capital restructuring during the Adjustment Period, then the Company shall promptly and subject to obtaining all the required approvals (including but not limited to, the approval of the TASE), issue to CBI a number of additional shares of Common Stock that is equal to the difference between the number of Shares issued to CBI in accordance with this Agreement and the number of shares of Common Stock that would have been issued to CBI at a price per share which is equal to the Average Share Price, exercise price or conversion price, as applicable.

"Excluded Issuances" shall mean any of the following: (i) securities issued to directors, officers, employees and or consultants of the Company or any other company controlled by the Company ("Controlled Company"), pursuant to any stock option or stock incentive plan reserved for Company's and/or Controlled Company's officers,  directors, employees or consultants and approved by the Company's Board , and, if applicable, any securities issued upon the exercise of such securities; (ii) securities issued pursuant to any stock split, recapitalization, reclassification or payment of any dividend or distribution with respect to the Company's issued and outstanding share capital, including any bonus shares; (iii) securities issued upon the conversion of any convertible securities including exercise of options and/or warrants and conversion of a convertible debenture; (iv) securities issued in connection with an acquisition transaction of another entity in the field of business of the Company as approved by the Board which issuance shall not exceed 30% of the Company’s issued and outstanding Common Stock as of the date hereof; or (v) securities issued in connection with the Company's contemplated Reorganization; (vi) the next fund raising round by the Company if only CBI will participate in such fund raising round and the latter invests an amount which is less than USD$1,000,000.

"Adjustment Period" shall mean the period commencing on the date hereof (subject to the execution of this Agreement and the actual issuance of the Shares as described in Section 2.4 above) and ending on December 31 2012.

"Average Share Price" shall mean the lower of: (i) the average closing price of Common Stock during the 22 Trading Days prior to the date on which the Board approved such Future Issuance; or (ii) the purchase price per Common Stock at the Future Issuance.

6.	Conditions Precedent
6.1.	The obligations of CBI under this Agreement are subject to the satisfaction of each of the following conditions on or prior to the Closing Time:

6.1.1.
Provident Fund shall have given the Company an irrevocable written notice of its election to convert the Provident Fund Loan (in full) to Common Stock (which may be subject only to the conversion by CBI of the CBI Loan and the shareholder approval described in Section 6.1.3 below) prior to, or concurrently with, the Investment (such notice to be promptly provided to CBI upon receipt) and shall convert the Provident Fund Loan (in full) to Common Stock on or prior to the Closing Time;

6.1.2.
The representations and warranties of the Company shall be true and correct in all material respects as of the date hereof and as of the Closing Time as though made at that time, and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company at or prior to the Closing Time;

6.1.3.	The approval at a general meeting of the Company's shareholders of the Investment in accordance with Section 270(4) and Section 328(b)(3) of the Companies Law;

6.1.4.	The approval of the TASE for listing the Shares to trade; and

6.1.5.
Receipt by the Company and CBI, to the extent required under law, of an approval of, or exemption from, the Israeli Restrictive Trade Practices Authority, for the purchase of the Shares, in a form acceptable to both the Company and CBI.

6.2.	The obligations of the Company under this Agreement are subject to the satisfaction of each of the following conditions on or prior to the Closing Time:

6.2.1.	Sections 6.1.3, 6.1.4 and 6.1.5 above;

6.2.2.
The representations and warranties of CBI shall be true and correct in all material respects as of the date hereof and as of the Closing Time as though made at that time, and CBI shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by CBI at or prior to the Closing Time;

7.	Miscellaneous
7.1.
Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the state of Israel, without giving effect to any choice of law or conflict of law provision or rule that would cause the application of the laws of any jurisdictions other than the State of Israel. Each party hereby irrevocably submits to the exclusive jurisdiction of the courts of Tel Aviv-Jaffa. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.

7.2.
Counterparts.  This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature or signature delivered by e-mail in a “.pdf” format data file shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original signature.

7.3.	Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

7.4.
Entire Agreement.  The Transaction Documents supersede all other prior oral or written agreements between CBI, the Company, their affiliates and persons acting on their behalf with respect to the subject matter thereof, and this Agreement, the other Transaction Documents and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor CBI makes any representation, warranty, covenant or undertaking with respect to such matters.  The Company acknowledges and agrees that is has not relied on, in any manner whatsoever, any representations or statements, written or oral, other than as expressly set forth in the Transaction Documents.

7.5.
Notices.  Any notices, consents or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt when delivered personally; or (ii) one day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses for such communications shall be:

If to the Company:
BioCancell Therapeutics Inc.
8 Hartom St.
Jerusalem 97775, Israel
Tel.: +972-2-548-6555 Fax: +972-2-548-6550
Attn: Jonathan Burgin, Chief Financial Officer
With copies to (which shall not constitute notice or service of process):

Gross, Kleinhendler, Hodak, Halevy, Greenberg & Co
1 Azrieli Center (Round Building)
Tel Aviv 67021, Israel
Tel.:  972-3-607-4441+   Fax:  972-3-691-4177+
Attn: Dr.  Shachar Hadar, Adv. Sarit Leviathan

And if to CBI:

Clal Biotechnology Industries Ltd.
Hogi Tower
12 Abba Hillel Silver St.
Ramat Gan 52506, Israel
Tel.: +972-3-612-1616
Attn: Adv. Orit Lidor, Adv. Yaron Meyer
With copies to (which shall not constitute notice or service of process):

Yigal Arnon & Co.
1 Azrieli Center (Round Building)
Tel Aviv 67021, Israel
Tel.: +972-3-608-7871
Attn: Gil Oren
or at such other address and/or to the attention of such other person as the recipient party has specified by written notice given to the other party three (3) days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent or other communication or (B) provided by a nationally recognized overnight delivery service, shall be rebuttable evidence of personal service or receipt from a nationally recognized overnight delivery service in accordance with clause (i) or (ii) above, respectively.

7.6.	Successors and Assigns.

7.6.1.	This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns.

7.6.2.
Except as provided in this Section 7.6.2 and in Section 7.6.3 below, no party shall assign this Agreement or any rights or obligations hereunder without the prior written consent of the other party, including by merger or consolidation.

The obligations and rights of CBI may be assigned by CBI prior to date of the  shareholder meeting scheduled in order to approve the Investment, as per Section 6.1.3 above,  in whole or in part, subject to the satisfaction of all the following conditions: (i) CBI has notified the Company of such an assignment, in writing, no later than 10 days prior to the date of the general meeting of shareholders of the Company scheduled in order to approve the Investment ("Notice of Assignment"); (ii) such Notice of Assignment shall include all details reasonable requested by the Company with respect to the assignee and the assignment; and (iii) promptly upon the request of the Company, CBI shall provide the Company with any additional information in connection with the assignment, as the Company may reasonably require, inter alia, in order to enable the Company to amend the immediate report with respect to the general meeting of shareholders. Following the issuance of the Shares to CBI by the Company, CBI may assign its rights and obligations under this Agreement to any person that acquires any, or all of, the Shares from CBI. For the avoidance of doubt, any assignee of CBI (not including a person/entity that purchased part or all the Shares from CBI), other than an entity controlled (as the term "Control" is defined under the Securities Law), directly or indirectly (including together with others) by CBI, shall be considered a “third party” for purposes of Section 7(f) of the Proposal Form between the parties hereto, entered into on December 6, 2011.
The obligations and rights of CBI may also be assigned by CBI after obtaining the shareholder meeting approval to the Investment (as per Section 6.1.3 above) and prior to the actual issuance of the Shares to CBI, subject to obtaining all the required approvals to such an assignment, to the full satisfaction of the Company.
7.6.3.
CBI acknowledges and agrees, and the Company and BioCancell Ltd. each agree, that in the event the Reorganization is consummated prior to July 31, 2012, BioCancell Ltd. shall assume the obligations of the Company under this Agreement and shall be deemed to have made the same representations and warranties as the Company under this Agreement (except that “Delaware” shall be replaced with “Israel” for purpose of Section 5.1), mutatis mutandis, and CBI shall be granted in lieu of each share of Common Stock issuable to CBI under this Agreement, one ordinary share of BioCancell Ltd. CBI shall have no claim or demand against the Company, BioCancell Ltd. and their respective directors and officers in connection with assumption of the Company's obligations under this Agreement by BioCancell Ltd.

7.7.
No Third Party Beneficiaries.  This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

7.8.
Further Assurances.  Each party shall do and perform, or cause to be done and performed, all such further reasonable acts and things, and shall execute and deliver all such other reasonable agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement.

7.9.
No Strict Construction.  The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

7.10.
Failure or Indulgence Not Waiver.  No failure or delay in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

(Signature Page Follows)

CLAL BIOTECHNOLOGY INDUSTRIES LTD.	BIOCANCELL THERAPEUTICS INC.
By: /s/ Gil Milner Name: Gil Milner Title: CFO	By: /s/ Uri Danon Name: Uri Danon Title: CEO
By: /s/ Tamar Manor Name: Tamar Manor Title: Director	By: /s/ Jonathan Burgin Name: Jonathan Burgin Title: Chief Financial Officer

BIOCANCELL LTD.
By: /s/ Uri Danon Name: Uri Danon Title: CEO
By: /s/ Jonathan Burgin Name: Jonathan Burgin Title: Chief Financial Officer